CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2008, relating to the financial statements and financial highlights which appears in the June 30, 2008 Annual Report to Shareholders of Cullen Funds Trust which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Shareholder Reports” and "Independent Registered Public Accounting Firm" in such Registration Statement.

Milwaukee, Wisconsin
April 21, 2009